                                                                 EXHIBIT 25(a)




                            TOWER PROPERTIES COMPANY

                            LISTING OF SUBSIDIARIES



                                               Percentage
              Subsidiary                       Ownership
              ----------                       ---------
   Downtown Redevelopment Corporation             98%